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                                                                   EXHIBIT 10.3

                             SUBORDINATED DEBENTURE

$5,000,000                                                            ,1996
                                                  --------------------
                                                  Shelby, North Carolina

         CA Short Company, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to Pages, Inc., a Delaware corporation, 801 94th Street North, St. Petersburg, Florida 33702 or permitted assigns, ("Payee"), the principal sum of Five Million Dollars ($5,000,000.00) as set forth in Schedule "A" hereto, and to pay interest on the unpaid principal balance hereof at a rate of seven percent (7%) per annum from the date hereof or from the most recent interest payment date to which interest has been paid, on each January 1, April 1, July 1, and October 1 commencing January 1, 1997 (each an "Interest Payment Date") until the principal hereof is paid in full. Payment of the principal of and interest on this Debenture will be made to Payee by check mailed to the address of Payee set forth above or at such other address as Payee designates by written notice received by Company not less than fifteen days prior to a payment date.

         This Debenture is secured by a Security Agreement of even date herewith which provides, among other things, that such Security Agreement (but not this Debenture) terminates and is null and void in the event of (i) a change in control of Pages, a Delaware corporation, or (ii) the assignment by Payee of this Debenture.

         The following is a statement of the rights of the holder of this Debenture and the conditions to which this Debenture is subject, to which the holder hereof, by the acceptance of this Debenture, assents:

         1.       SUBORDINATION.

                  (a) The indebtedness evidenced by this Debenture is and shall remain subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all of the Senior Indebtedness. "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (i) indebtedness of the Company or with respect to which the Company is a guarantor, whether outstanding on the date hereof or hereafter created, to banks, insurance companies or other lending institutions regularly engaged in the business of lending money, which is for money borrowed by the Company or a subsidiary of the Company, whether or not secured, including but not limited to that certain ___________________ dated ____________, 19___, between the Company and The Huntington National Bank, and (ii) any deferrals, renewals or extensions of any such indebtedness or any debentures, Debentures or other evidence of indebtedness issued in exchange for such Senior Indebtedness. As used herein, the term "subsidiary" means a corporation at least fifty percent (50%) of the voting securities, having ordinary voting power not dependent on a default, of which is owned


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directly or indirectly by the Company or by one of its other subsidiaries or by the Company in conjunction with one or more of its subsidiaries.

                  (b) Upon any payment or distribution of the assets of the Company upon any dissolution or winding up or total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit or creditors, or any other marshaling of the assets and liabilities of the Company, or otherwise):

                            (i) all Senior Indebtedness shall first be paid in
full in cash, or provision made for such payment, before any holder of this Debenture shall be entitled to receive any payments or distributions from or by the Company on account of the principal of and premium, if any, or interest on the indebtedness evidenced by this Debenture;

                            (ii) any payments or distribution of assets of the
Company of any kind or character, whether in cash, property or securities, to which any holder of this Debenture would be entitled except for the provisions of this subparagraph (b) shall be paid or delivered by the Company or by any trustee in bankruptcy, receiver, assignee for benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to such trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

                            (iii) in the event that, notwithstanding the
foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any holder of this Debenture before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any amendments evidencing any of such Senior Indebtedness may have been issued ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

         For purposes of this Debenture the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this paragraph 2 with respect the payment of all Senior Indebtedness which may at the time be outstanding, provided that (x) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of the Company Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.


                                       2

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         2.       NON-IMPAIRMENT.

                  (a) Nothing contained in this Debenture is intended to or shall impair, as between the Company, the Company's creditors other than the holders of Senior Indebtedness, and any holder of Senior Indebtedness, and any holder of this Debenture, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Debenture the principal of, premium, if any, and interest on this Debenture, as and when the same shall become due and payable in accordance with the terms, and which subject to the rights under this paragraph 2 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company, or is intended to or shall affect the relative rights of the holder of this Debenture and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon the occurrence of an event of default (as that term is hereinafter defined), subject to the rights, if any, under this paragraph of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  (b) (i) No payment on account of principal or interest on this Debenture shall be made by the Company unless full payment of amounts then due for principal, premium, if any, sinking fund and interest on all Senior Indebtedness has been made or duly provided for in money, and (ii) no payment on account of principal, premium, if any, or interest on this Debenture shall be made by the Company if, at the time of such payment or immediately after giving effect thereto, (x) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Indebtedness, or (y) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking fund or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

         3        REMEDIES.

                  (a) Wherever used herein, the term "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) default by the Company in the payment of any installment of interest on this Debenture when such interest shall have become due and payable and such default continues for a period of 10 days; or

                           (ii) default by the Company in the payment of any installment or final payment of principal of this Debenture when such installment or final payment becomes due and payable; or


                                       3


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                           (iii) the entry with respect to the Company by a
         court having competent jurisdiction of:

                                    (A) a decree or order for relief in respect
                  of the Company in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                                    (B) a decree or order adjudging the Company
                  to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                                    (C) a decree or order appointing any person
                  to act as a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                           (iv) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding seeking to be adjudicated bankrupt or insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official for the Company or for any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action.

                  (b) If an Event of Default occurs and is continuing, then the holder of this Debenture may declare the outstanding principal balance of this Debenture, and the interest accrue thereon, to be due and payable immediately, by notice in writing to the Company, and upon such declaration such amount shall become immediately due and payable.

                  (c) No right or remedy herein conferred upon or reserved to the holder of this Debenture is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, shall


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         not prevent the concurrent assertion or exercise of any other right or remedy available at law or in equity.

                  (d) No delay or omission of the holder of this Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this paragraph or by law to the holder of this Debenture may be exercised from time to time, and as often as may be deemed expedient by such holder.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by its President and attested by its Secretary.

Dated:                                 CA SHORT COMPANY

                                       By:
                                          -------------------------------
                                          as President

                                       ATTEST:
                                          -------------------------------
                                          as Secretary


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                                   SCHEDULE A

                           PRINCIPAL PAYMENT SCHEDULE


PAYMENT DATE                                            AMOUNT
January 1, 1998                                       $100,000
January 1, 1999                                       $100,000
January 1, 2000                                       $100,000
January 1, 2001                                       $100,000
January 1, 2002                                     $4,600,000